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                                                                 Exhibit 99.5(b)

                    LIBERTY LIFE ASSURANCE COMPANY OF BOSTON
                VARIABLE LIFE INSURANCE SUPPLEMENTAL APPLICATION

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
1. PLAN      / / Single Premium Single Life Variable Life Insurance    / / Single Premium Last Survivor Variable Benefit Agreement
             / / Flexible Premium Single Life Variable Life Insurance  / / Other
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
2. INSURED A           First                MI                 Last               Date of Birth       Social Security Number
                                                                                   /         /               -      -

3. INSURED B           First                MI                 Last               Date of Birth       Social Security Number
                                                                                   /         /               -      -
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
   PAYMENT ALLOCATION         Allocations must total 100%.  The minimum percentage allocation is [5%] and must be in whole numbers.
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
4.                                                                     If chosen do not complete allocation percentages below.
   ASSET ALLOCATION  MODEL                                             Asset Allocation Models are rebalanced quarterly.
                            ----------------------------------
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4A. FIXED ACCOUNT                _____%

4B. SUB-ACCOUNTS                 Please make no more than [10] selections.

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
AIM V.I. Government Securities    _____%    Dreyfus IP Technology Growth       _____%    MFS VIT High Income            _____%
AIM V.I. International Growth     _____%    Dreyfus Stock Index                _____%    MFS VIT Utilities              _____%
INVESCO VIF Technology            _____%    Dreyfus VIF Appreciation           _____%    MFS VIT Investors Trust        _____%
AIM V.I. Capital Appreciation     _____%    Dreyfus Socially Respo. Growth     _____%    MFS VIT Research               _____%
Colonial Strategic Income         _____%    Dreyfus IP Emerging Leaders        _____%    MFS VIT Capital Opportunities  _____%
Columbia High Yield               _____%    Franklin Money Market              _____%    MFS VIT Emerging Growth        _____%
Liberty Growth & Income           _____%    Franklin Strategic Income          _____%    Liberty Money Market           _____%
Colonial Small Cap Value          _____%    Templeton Growth                   _____%    Liberty Asset Allocation       _____%
                                            Franklin Growth and Income         _____%    Stein Roe Growth Stock         _____%
                                            Franklin Large Cap Growth          _____%    Other                          _____%
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
SPECIAL REQUESTS                                                                                                    Yes     No
5.    Is Dollar Cost Averaging elected?                                                                             / /     / /
6.    Is Account Rebalancing elected?    (Do not complete if an Asset Allocation Model is used.)                    / /     / /
7.    Please indicate if you refuse Telephone Transfer privileges. / /
      If you answered Yes to questions 5 or 6, applicable administrative form(s)
      must be completed and submitted for your elections to be effective.

SUITABILITY
                                                          PLEASE READ CAREFULLY                                    Yes      No
8.    Did you receive the current prospectus for the life contract applied for?                                     / /     / /
9.    Do you understand that the contract values including the Death Benefit may increase or     decrease,
      depending on the investment performance of the sub-accounts?                                                  / /     / /
10.   Do you understand that the contract may lapse only if the surrender value becomes insufficient to   cover
      the Monthly Deductions?                                                                                       / /     / /
11.   Do you understand that the initial payment may be held in the Fixed Account until after your
      Right to Return period expires?                                                                               / /     / /
12.   Do you believe that this contract is consistent with your insurance needs and financial objectives?           / /     / /
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THE AMOUNT AND DURATION OF THE DEATH BENEFIT AND OTHER VALUES PROVIDED BY THIS
CONTRACT ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, THE
FIXED ACCOUNT EARNINGS AND CONTRACT CHARGES. SEPARATE ACCOUNT VALUES ARE
VARIABLE AND MAY INCREASE OR DECREASE. THESE VALUES ARE NOT GUARANTEED AS TO
FIXED DOLLAR AMOUNT.

I/we, the Owner(s), declare that the statements and answers in this supplemental application are complete and true to the best of my/our knowledge and belief and agree that they will become part of any contract of insurance issued by the Company.

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
-------------------------------------------                   ------------------------------------------------
         Signature of Insured A                                             Signature of Insured B

-------------------------------------------                   ------------------------------------------------
         Signature of Joint Owner                                Signature of Owner if Other than Insured(s)

Dated at __________________ on ________________               ------------------------------------------------
           City and State          Date                            Signature of Registered Representative

PLA-98120       [copy  1 to Liberty Life]    [copy 2 to agent]              [copy 3  to client]     5/04
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